As filed with the Securities and Exchange Commission on July 29, 2020

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTECH DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-2753540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AND AS FURTHER AMENDED)

(Full title of the plan)

John J. Cronin, Jr.

Chief Financial Officer and Corporate Secretary

Mastech Digital, Inc.

1305 Cherrington Parkway

Building 210, Suite 400,

Moon Township, Pennsylvania 15108

(412) 787-2100

(Name, address and telephone number, including area code, of agent for service)

Copies of Communications to:

James J. Barnes, Esq.

Blank Rome LLP

501 Grant Street, Suite 850

Pittsburgh, PA 15219

(412) 932-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $.01 par value per share	2,100,000	$20.33	$42,693,000	$5,541.55

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the shares of common stock, as reported by the NYSE American on July 24, 2020.

EXPLANATORY NOTE

Mastech Digital, Inc., a Pennsylvania corporation (the “Company,” “we,” “us” or “our”), previously registered 1,000,000 shares of its common stock, $0.01 par value per share (“Common Stock”), available for issuance pursuant to the Company’s Stock Incentive Plan, as amended and restated and as further amended (the “Plan”). The Company registered such shares of Common Stock on a Form S-8 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on October 1, 2008 (Registration Number 333-153759), in accordance with the Securities Act of 1933, as amended (the “Securities Act”). On May 18, 2016, the Company’s shareholders approved an amendment to the Plan to increase the number of shares of Common Stock which may be issued pursuant to the Plan by an additional 800,000 shares. The Company registered these 800,000 additional shares of Common Stock on a Form S-8 Registration Statement filed with the SEC on July 6, 2016 (Registration Number 333-212413).

This Registration Statement on Form S-8 is being filed to register an additional 2,100,000 shares of Common Stock for issuance under the Plan (the “Additional Shares”). The Additional Shares consist of 2,100,000 shares of Common Stock made available for issuance under the Plan as a result of Plan amendments previously approved by our shareholders at the Company’s annual shareholder meetings held on May 16, 2018, May 15, 2019 and May 13, 2020. The share amounts referenced in this Explanatory Note have been adjusted to reflect the Company’s November 2013 five-for-four stock split and August 2018 two-for-one stock split.

Pursuant to General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed with the SEC on October 1, 2008 (Registration Number 333-153759) and the Form S-8 Registration Statement filed with the SEC on July 6, 2016 (Registration Number 333 -212413) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this Registration Statement on Form S-8:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020;

•

the portions of our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	our Current Reports on Form 8-K filed with the SEC on March 25, 2020 and May 18, 2020; and

•

the description of our common stock contained in or incorporated by reference into our Registration Statement on Form 10, filed with the SEC on June  11, 2008, as amended on July 23, 2008, August  19, 2008, September 8, 2008, and September  11, 2008, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement on Form S-8 or any related prospectus.

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Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 8.	Exhibits.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Articles of Incorporation of Mastech Digital, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2016 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Mastech Digital, Inc. (filed as an exhibit to Mastech Digital, Inc.’s Current Report on Form 8-K filed with the SEC on September 12, 2016 and incorporated herein by reference)

4.3	Form of Common Stock Certificate of Mastech Digital, Inc. (filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2017 and incorporated herein by reference)

5.1	Opinion of Blank Rome LLP

23.1	Consent of UHY LLP

23.2	Consent of Blank Rome LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Mastech Digital, Inc. Stock Incentive Plan (as Amended and Restated) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2016 and incorporated herein by reference)

99.2	Amendment to Mastech Digital, Inc. Stock Incentive Plan (as Amended and Restated) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2016 and incorporated herein by reference)

99.3	Second Amendment to Mastech Digital, Inc. Stock Incentive Plan (as Amended and Restated) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2018 and incorporated herein by reference)

99.4	Third Amendment to Mastech Digital, Inc. Stock Incentive Plan (as Amended and Restated) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 20, 2019 and incorporated herein by reference)

99.5	Fourth Amendment to Mastech Digital, Inc. Stock Incentive Plan (as Amended and Restated) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2020 and incorporated herein by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moon Township, Commonwealth of Pennsylvania, on this 29th day of July 2020.

MASTECH DIGITAL, INC.

By:	/s/ Vivek Gupta
Name:	Vivek Gupta
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Vivek Gupta and John J. Cronin, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Vivek Gupta
Vivek Gupta	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2020
/s/ John J. Cronin, Jr.
John J. Cronin, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2020
/s/ Sunil Wadhwani

Sunil Wadhwani	Co-Chairman of the Board of Directors and Director	July 29, 2020

/s/ Ashok Trivedi
Ashok Trivedi	Co-Chairman of the Board of Directors and Director	July 29, 2020

/s/ Gerhard Watzinger
Gerhard Watzinger	Director	July 29, 2020

/s/ John Ausura
John Ausura	Director	July 29, 2020

/s/ Brenda Galilee	Director	July 29, 2020
Brenda Galilee

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